Exhibit 15.2



                          [PRICE WATERHOUSE LETTERHEAD]




June 28, 1996



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


We are aware that CUC International Inc. has included our report dated
April 29, 1996, of Ideon Group, Inc. (issued pursuant to the provisions of Statement on Auditing Standards No. 71), in the Prospectus constituting part of CUC International Inc.'s Registration Statement on Form S-4 (related to Ideon Group, Inc.) to be filed on or about June 18, 1996. We are also aware of our responsibilities under the Securities Act of 1933.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Tampa, Florida